Exhibit 99.1

          Form of Proxy Card for the Special Meeting of Stockholders of
                              NetOptix Corporation



                                   DETACH HERE

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              NETOPTIX CORPORATION

             SPECIAL MEETING OF STOCKHOLDERS ________________, 2000

The undersigned hereby appoints Gerhard R. Andlinger and Charles E. Ball, or either of them, with power of substitution in each, proxies to vote all shares of Common Stock of the undersigned in NetOptix Corporation at the Special Meeting of Stockholders to be held _______________, 2000 and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to the voting of such shares at the Special Meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE




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                                   DETACH HERE

[X] Please mark votes as in this example.

Shares will be voted as specified by the shareholder. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSAL BELOW. If other matters come before the meeting, the proxies or substitutes may vote upon such matters according to their best judgment.

1.  Proposal to approve a merger of                   FOR    AGAINST   ABSTAIN
CI Subsidiary, Inc. with and into
NetOptix and to adopt the Agreement and
Plan of Merger dated as of February 13, 2000          [ ]      [ ]       [ ]
among Corning Incorporated, CI Subsidiary, Inc., and NetOptix Corporation.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


Please sign exactly as your name(s) appear(s) at left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including the case of joint tenants, each party should sign. Thank you.

Signature: ____________________ Date: ________


Signature: ____________________ Date: ________



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